DISTRIBUTION AGREEMENT
     This Agreement, dated as of the 22nd day of January, 1997, made by and between Beacon Global Advisors Trust (the "Trust"), a corporation duly organized under the laws of the state of Delaware and operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"); and Beacon Global Advisors, Inc. ("Beacon"), a registered broker dealer existing as a corporation duly organized and existing under the laws of Delaware (together, the "Parties").
                      WITNESSETH THAT:
     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "A" attached hereto, and which Schedule "A" may be amended from time to time by mutual agreement among the Parties; and
     WHEREAS, Beacon is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and
     WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by Beacon of the shares of the Trust (the "Shares");
     NOW, THEREFORE, in consideration of the promises and agreements of the Parties contained herein and in exchange of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.   Appointment.
     The Trust hereby appoints Beacon as its exclusive agent for the distribution of the Shares in the fifty United States of America, the District of Columbia and Puerto Rico, and Beacon hereby accepts such appointment under the terms of this Agreement. The Trust agrees that it will not sell any shares to any person except to fill orders for the shares received through Beacon; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Trust or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Trust; (b) to shares which may be offered by the Trust to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Trust; or (c) shares that may be purchased from the Trust's transfer agent in the manner set forth in the Registration Statement; (d) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Trust's Prospectus. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Shares whenever in its sole discretion, it deems such action to be desirable.
2.   Sale and Repurchase of Shares.
     (a) Beacon is hereby granted the right as agent for the Trust, to sell Shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2.(c) below).
     (b) Beacon will also have the right to take, as agent for the Trust, all actions which, in Beacon's judgment, are necessary to carry into effect the distribution of the Shares.
     (c) The public offering price shall be the net asset value of the Shares then in effect.
     (d) The net asset value of the Shares shall be determined in the manner provided in the then current prospectus and statement of additional information relating to the Shares and when determined shall be applicable to all transactions as provided in the prospectus. The net asset value of the Shares shall be calculated by the Trust or by another entity on behalf of the Trust. Beacon shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.
     (e) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly.
     (f) Upon receipt of purchase instructions, Beacon will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.
     (g) Nothing in this Agreement shall prevent Beacon or any affiliated person (as defined in the Act) of Beacon from acting as underwriter or distributor for any other person, firm or corporation
          (including other investment companies) or in any way limit or restrict Beacon or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Beacon expressly agrees that it will not for its own account purchase any shares of the Trust except for investment purposes and that it will not for its own account sell any such shares except by redemption of such shares by the Trust, and that it will not undertake in any activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.
     (h)  Beacon may, but is not required to, repurchase
          Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.
3.   Rules of Sale of Shares.
     Beacon does not agree to sell any specific number of Shares. Beacon, as Underwriter for the Trust, undertakes to sell Shares on a best efforts basis and only against orders received therefor.
     The Trust reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it and the Trust reserves the right to refuse at any time or times to sell any of its Shares to any person for any reason deemed adequate by it.
4.   Rules of NASD.
     (a) Beacon will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it directly or indirectly sells any Shares.
     (b) Beacon will require each dealer with whom Beacon has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and Beacon shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.
     (c) The Trust agrees to furnish to Beacon sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Trust or Beacon intends to use in connection with any sales of Shares in adequate time for Beacon to file and clear such materials with the proper authorities before they are put in use. Beacon and the Trust may agree that any such material does not need to be filed subsequent to distribution. In addition, the Trust agrees not to use any such materials until so filed and cleared for use by appropriate authorities as well as by Beacon.
     (d) Beacon, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the Parties.
     (e)  Beacon shall remain registered with the U.S.
          Securities and Exchange Commission and a member of the National Association of Securities Dealers for the term of this Agreement.
     (f) Beacon shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, Service Organization, broker or dealer to make, any representations concerning the Shares except those contained in the Prospectus covering the Shares and in communications with the public or sales materials approved by Beacon as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Trust to Beacon in reasonable quantities upon request.
5.   Compensation.
     As compensation for its service and distribution activities under this Agreement with respect to the Trust's shares, Beacon shall receive fees from a Series at the rate and under the terms and conditions of the Plan of Distribution pursuant to Rule 12b-1 (the "Plan") adopted by such Series, as such Plan is amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose. Beacon may reallow any or all of the fees which it is paid under this Agreement to such dealers as Beacon may from time to time determine.

6.   Records to be Supplied by the Trust.
     The Trust shall furnish to Beacon copies of all information, financial statements and other papers which Beacon may reasonably request for use in connection with the distribution of the Shares including, but not limited to, one certified copy of all financial statements prepared for the Trust by its independent public accountants.
7.   Expenses.
   (a)  The Trust will bear the following expenses:
        (i) preparation, setting in type, and printing of sufficient copies of the prospectuses and statements of additional information for distribution to shareholders, and the distribution of same to the shareholders;
        (ii) preparation, printing and distribution of reports and other communications to shareholders;
        (iii) registration of the Shares under the federal securities laws;
        (iv) fees and disbursements of its counsel and independent public accountants
        (v) qualification of the Shares for sale in the jurisdictions as directed by the Trust;
        (vi) maintaining facilities for the issue and transfer of the Shares;
        (vii) supplying information, prices and other data to be furnished by the Trust under this Agreement; and
        (viii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.
   (b) Beacon will pay all other expenses incident to the sale and distribution of the Shares sold hereunder.
8. Term.
   (a) The term of this Agreement shall commence on the date on which the Trust's registration statement is declared effective by the U.S. Securities and Exchange Commission ("Effective Date") provided that, with respect to any Series, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board of Trustees and by vote of a majority of those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Plan relating to the Series or in any agreements related thereto ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such action.
   (b) This Agreement shall remain in effect for two (2) years from the Effective Date. This Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Series or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.
   (c) This Agreement (i) may at any time be terminated without the payment of any penalty, either by a vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of each Series with respect to such Series, on sixty (60) days' written notice to Beacon; and (ii) may be terminated by Beacon on sixty
        (60) days' written notice to the Trust with respect to any Series.
   (d) This Agreement shall automatically terminate in the event of its assignment.

9. Liability of Underwriter.
   (a) Beacon, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of Beacon's obligation pursuant to Section 4 of this Agreement, a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Beacon in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.
   (b) The Trust agrees to indemnify and hold harmless Beacon against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which Beacon may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which Beacon may be involved as a party or otherwise or with which Beacon may be threatened, by reason of the offer or sale of the Trust shares by persons other than Beacon or its representatives, prior to the execution of this Agreement.
   (c) Any person, even though also a director, officer, employee, shareholder or agent of Beacon, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Beacon's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent, or one under the control or direction of Beacon even though receiving a salary from Beacon.
   (d) The Trust agrees to indemnify and hold harmless Beacon, and each person, who controls Beacon within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a prospectus, statement of additional information, supplement thereto, sales literature or other written information prepared by the Trust and furnished by the Trust to Beacon for Beacon's use hereunder, disseminated by the Trust or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.
        Such indemnity shall not, however, inure to the benefit of Beacon (or any person controlling Beacon) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the shares of the Trust to any person by Beacon (i) if such untrue statement or omission or alleged untrue statement or omission was made in the prospectus, statement of additional information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Trust by Beacon specifically for use therein or
        (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission found in any prospectus, statement of additional information, supplement, sales or other literature, subsequently corrected, but, negligently distributed by Beacon and a copy of the corrected prospectus was not delivered to such person at or before the confirmation of the sale to such person.
10.     Amendments.
   No provision of this Agreement may be amended or modified, in any manner whatsoever except by a written agreement properly authorized and executed by the Parties.

11.     Section Headings.
   Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.
12.     Reports.
   Beacon shall prepare reports for the Board of Trustees of the Trust on a quarterly basis showing such information as from time to time shall be reasonably requested by such Board.
13.     Severability.
   If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.
14.     Governing Law.
   This Agreement shall be governed by the laws of Delaware, without giving effect to the conflicts of law principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.
15.     Authority to Execute
   The Parties represent and warrant that the execution and delivery of this Agreement by the undersigned officers of the Parties has been duly and validly authorized by resolution of the respective Boards of Directors or Trustees of each of the Parties.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of nine type written pages, together with Schedule "A" to be signed by their duly authorized officers, as of the day and year first above written.

Beacon Global Advisors, Inc.             Beacon Global Advisors Trust




/s/ Robert J. Henrich, Jr.              /s/ Richard A. Ollen
Robert J. Henrich, Jr.                  Richard A. Ollen
Managing Partner                        President

                                               Schedule "A"

                  Identification of Series


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of the Agreement:

               "The Cruelty Free Value Fund"

This Schedule "A" may be amended from time to time by agreement of the Parties.